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                                                                    Exhibit 10.7



                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated as of September 4, 2001 is made by and among Tokheim Corporation, an Indiana Corporation (the "Corporation") and Mr. John Hamilton (the "Executive").

                                    Recitals
                                    --------

     A. The Corporation desires to employ the Executive as the President and Chief Executive Officer of the Corporation, and to enter into this Employment Agreement as of September 4, 2001 embodying the terms of such relationship.

     B. The Executive is willing to be employed as the President and Chief Executive Officer of the Corporation on the terms set forth herein.

                                   Agreement
                                   ---------

     Now, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows:

     1.   Definitions
          -----------

          1.1 "Affiliate" means any person or entity of any kind effectively controlling, effectively controlled by or under common control with the Corporation.

          1.2       "Board" means the Board of Directors of the Corporation.

          1.3 "Cause" means (a) the Executive is convicted for a felony involving moral turpitude, (b) the Executive commits a willful act intending to materially enrich himself at the expense of the Corporation or any Affiliate, or (c) the Executive, in carrying out his duties and responsibilities under this Agreement, (i) is guilty of gross neglect, or
                    (ii) voluntarily engaged in conduct which, in either case, results, or is reasonably likely to result, in material economic or reputational harm to the Corporation and/or any Affiliate, unless such conduct described in (ii) was reasonably believed by the Executive in good faith to be in in the best interest of the Corporation.

          1.4 "Disability" means the Executive's inability to render the services required hereunder by reason of a physical or mental disability for a period of six consecutive months, as determined by the written medical opinion of an independent medical physician reasonably

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               acceptable to the Executive and the Corporation; provided the
               Executive will not be considered disabled until the expiration of the six-month period.

          1.5 "Subsidiary" means a corporation or other entity of which the Corporation owns 80% or more of the issued and outstanding stock or other equity securities.

     2. Employment. Subject to the terms and provisions set forth in this Agreement, the Corporation during the Term of Employment agrees to employ the Executive as the President and Chief Executive Officer of the Corporation, and the Executive hereby accepts such employment. During the Terms of Employment, the Corporation shall use its reasonable best efforts to cause the Executive to be a director of the Corporation.

     3. Term of Employment. The Term of Employment under this Agreement shall commence as of September 4, 2001 (the "Commencement Date") and shall continue unless earlier terminated by the Corporation or the Executive under Section 6 of this Agreement.

     4.   Positions, Responsibilities and Duties.
          --------------------------------------

          4.1 Positions and Duties. During the Term of Employment, the Executive shall be employed and shall serve as the President and Chief Executive Officer of the Corporation, with such duties, responsibilities, and authority as are commensurate with such positions, as determined from time to time by the Board. The Executive shall serve under the direction and supervision of the Board, and shall report to the Board. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would result in a non-compliance with or violation of any applicable law.

          4.2 Attention to Duties and Responsibilities. During the Term of Employment, the Executive shall devote his full business time to the business and affairs of the Corporation and the Executive shall use his best efforts, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal affairs, and (b) (i) serve on boards or committees of civic or charitable organizations or trade associations, and (ii) serve on the board of directors of no more than one corporation, provided, however, that the Executive

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          shall request and gain approval from the Board in writing of any such corporate directorship under Section 4.2(b)(ii) and, if requested by the Board, that any such directorship does not detract from the Executive's performance of his duties and responsibilities under this agreement.

5.   Compensation and Other Benefits.

     5.1 Base Salary. During the Term of Employment, the Executive shall receive a base salary of $375,000 per annum ("Base Salary") payable in accordance with the Corporation's normal payroll practices. Such Base Salary shall be reviewed annually on or about each annual anniversary of the Commencement Date for increase at the sole discretion of the Board, but the Base Salary may not be less than $375,000. Such Base Salary as so increased shall then constitute the Executive's "Base Salary" for purposes of this Agreement.

     5.2 Annual Bonus. During the Term of Employment, the Executive shall be eligible to receive an annual bonus payment (the "Annual Bonus") with a target of 75% of the Base Salary, but may range from 0-150% of the target payout, and will be based upon the achievement of specified performance goals established annually by the Board and the Executive. The pro rata Annual Bonus for fiscal year 2001 shall be $70,312.50 and shall be paid on 3/1/02. Except for the pro rata fiscal year 2001 Annual Bonus, the determination and awarding of any Annual Bonus shall be in the sole discretion of the Board.

     5.3 Sign-On Bonus. A maximum sign-on Bonus of $130,000 will be available to the Executive as follows:

          5.3.1 Within 30 days of receipt of documentation of the $25,000 loan made to the Executive by his previous employer, the Corporation shall pay the Executive $25,000; and

          5.3.2 The Corporation shall pay to the Executive $105,000 on December 1, 2001.

     5.4 EBITDA Profit Incentive. The EBITDA improvement incentive ("Incentive") will be paid, if earned, to the Executive annually beginning in FY2002 and continuing annually thereafter. The Incentive will be paid in the following fiscal year, within 60 days after receipt of audited financial statements. For purposes of this Agreement, "EBITDA" means the earnings before interest, taxes,


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               depreciation, and amortization of the Corporation (determined on a consolidated basis) but excluding extraordinary items, as determined by the Corporation's regular outside auditors and as reflected in the Corporation's audited financial statements. The amount of Incentive earned shall be determined as follows:

          5.4.1 Beginning in FY2002, and continuing annually thereafter (referred to as the "Base Year"), the difference between the EBITDA of the Base Year and the prior fiscal year shall be determined (the "Improvement").

          5.4.2 The Incentive shall be payable only if the Improvement is $5,000,000 or more.

          5.4.3     The Incentive shall be determined as follows:

               5.4.3.1 If the Improvement is equal to or greater than $5,000,000 but less than $10,000,000, then the
                         Incentive shall be equal to 8% of the Improvement;

               5.4.3.2 If the Improvement is equal to or greater than $10,000,000 but less than $20,000,000, then the
                         Incentive shall be equal to 10% of the Improvement;
                         and

               5.4.3.3 If the Improvement is equal to or greater than $20,000,000, then the Incentive shall be equal to 12% of the Improvement.

               The determination of and the payment of the Incentive may be illustrated by the following examples:

               1. In FY2002 the EBITDA is $7,000,000 and in the FY2001 the EBITDA is $1,000,000. The Improvement is $6,000,000. The Incentive payment paid to the Executive in 2003, within 60 days after the release of the FY2002 audited financial statements, is equal to 8% times $6,000,000 or $480,000.

               2. On June 1, 2004, the Executive is terminated without Cause. The FY2004 EBITDA is $20,000,000 and the FY2003 EBITDA is $9,000,000. The Improvement is $11,000,000. The Incentive payment paid to the Executive in 2005, within 60 days after the release of the FY2004 audited financial statements, is equal to 50% times 10% times $11,000,000 or $550,000.

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          5.5  Incentive, Retirement, and Savings Plans. During the Term of
               Employment and to the extent eligible, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation for the benefit of senior executives and other employees of the Corporation.

          5.6 Welfare Benefit Plans. During the Term of Employment and to the extent eligible, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation for the benefit of senior executives and other employees of the Corporation; provided, however, the Corporation shall provide health insurance for the Executive, his spouse, and dependents. The Corporation shall provide the executive with term life insurance having a death benefit equal to one time Base Salary.

          5.7 Executive Stock Option Program. The Executive and the Corporation agree that working with the Compensation Committee, a reasonable Executive Stock Option Program will be developed.

          5.8 Expense Reimbursement. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures of the Corporation as in effect at the time the expense was incurred, as the same may be changed from time to time. In addition, the Corporation shall reimburse Executive for his relocation and temporary living expenses.

          5.9 Vacation and Fringe Benefits. During the Term of Employment, and effective upon execution of this Agreement, the Executive shall be entitled to an annual four (4) weeks paid vacation at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall be entitled to payment of initiation fees and dues and the annual or monthly fees or dues for a membership in one country club (selected by the Executive and approved by the Board).

     6.   Termination.

          6.1 Termination Due to Death or Disability. Upon 15 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of

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               the Executive's death or a termination of the Executive's
               employment by either the Corporation or the Executive due to Disability, the Term of Employment shall thereupon end and the Executive, his estate or other legal representative, as the case may be, shall only be entitled to:

               (a)  Base Salary up to and including the date of termination;

               (b) Any prior fiscal year Annual Bonus actually earned, but not yet paid as of the date of termination and a pro rata portion of an Annual Bonus for the fiscal year in which such death or Disability termination occurs (provided that the awarding of a bonus is in the sole discretion of the Board);

               (c) Reimbursement for all expenses (under Section 5.7) incurred as of the date of termination, but not yet paid as of the date of termination;

               (d) Any earned but unpaid (EBITDA) Incentive and a pro rata amount of the Incentive for the year in which such death or Disability termination occurs; and

               (e) Any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary.

          6.2 Termination by the Corporation for Cause. The Corporation may terminate the Executive's employment hereunder for Cause, as provided below. If the Corporation terminates the Executive's employment hereunder for Cause, the Term of Employment shall thereupon end as set forth below and the Executive shall only be entitled to:

               (a)  Base Salary up to and including the date of termination;

               (b) Any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

               (c) Reimbursement for all expenses (under Section 5.7) incurred as of the date of termination, but not yet paid as of the date of termination; and

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               (d)  Any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary.

                    In each case, the existence of Cause must be confirmed by a majority of the Board prior to any termination therefor. In the event of such a confirmation, the Corporation shall notify the Executive that the Corporation intends to terminate the Executive's employment for Cause under this
                    Section 6.2 (the "Confirmation Notice"). The Confirmation Notice shall specify the problems, upon the basis of which the majority of the Board has so confirmed the existence of Cause. If the Executive notifies the Corporation in writing that he disagrees with the Board's confirmation of Cause, (the "Opportunity Notice") within five (5) days after the Executive has received the Confirmation Notice, then the Executive shall first have a thirty (30) day opportunity to cure and correct the allegations only with respect to matters referred to in Section 1.3(c). If the Executive cures and corrects these problems, then the Executive's employment shall continue. If after the expiration of such thirty (30) day period the Board again confirms the existence of Cause and concludes that the Executive did not cure and correct the problems, then the Executive, along with legal counsel selected by the Executive, if any, shall be provided one opportunity to meet with the Board (or a sufficient quorum thereof) to discuss such problems. Such opportunity to meet shall be fixed and shall occur on a date selected by the Board (such date be not less than five (5) nor more than fifteen (15) days after the Corporation receives the Opportunity Notice from the Executive). Such meeting shall take place at the principal offices of the Corporation. During the period commencing on the date the Corporation receives the Opportunity Notice and ending on the date next succeeding the date on which such meeting between the Board (or a sufficient quorum thereof) and the Executive is scheduled to occur, the Executive shall be suspended with pay from his employment with the Corporation and the Board may, during such suspension period, reasonably limit the Executive's access to the principal offices of the Corporation or any of its assets. If the Board properly sets the date of such meeting and does not rescind its confirmation at such meeting or if the Executive fails to attend such meeting for any reason, the Executive's employment by the Corporation shall, immediately upon the closing of such meeting, be terminated, but subject to the ability of the Executive to challenge the existence of Cause and challenge whether the Executive has cured and corrected the alleged problems. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time deadline specified in this Section 6.2, the Executive's

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                    employment with the Corporation shall, on the sixth day
                    after the receipt by the Executive of the Confirmation Notice, be terminated. Nothing in this Section shall be deemed to limit or restrict the ability of the Executive to dispute and challenge the existence of Cause and whether the Executive has cured and corrected allegations of Cause pursuant to the provisions of Section 7.

               6.3 Termination Without Cause. Upon 15 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder without Cause. If the Corporation terminates the Executive's employment hereunder without Cause (other than due to death, Disability) the Term of Employment shall thereupon end and the Executive shall only be entitled to:

                    (a) Base Salary continuation at the rate in effect (as provided in Section 5.1 of this Agreement) on the date of termination for an eighteen-month period commencing on such date of termination, or, if the Board so determines in its sole discretion and in lieu of such eighteen-month salary continuation, a lump sum payment equal to such Base Salary continuation amount, such lump sum payable within thirty days after the date of termination;

                    (b) Any prior fiscal year Annual Bonus actually earned, but not yet paid as of the date of termination and a pro rata portion of an Annual Bonus for the year in which the Executive is terminated (provided that the awarding of a bonus is in the sole discretion of the Board);

                    (c) Reimbursement for all expenses (under Section 5.8) incurred as of the date of termination, but not yet paid as of the date of termination;

                    (d) Continuation of the welfare benefits of the Executive, including without limitation health insurance for the Executive, his spouse, and his dependents, at the expense of the Corporation, and at the level in effect as provided for by Section 5.6 of this Agreement on the date of termination for the eighteen month period commencing on the date of termination.

                    (e) Any earned but unpaid (EBITDA) Incentive and a pro rata amount of the Incentive for the year in which the termination occurs; and

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          (f)  Any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plan or programs, if any, of the Corporation or any Subsidiary.

     6.4 Voluntary Termination. A Voluntary Termination shall entitle the Executive only to all of the rights and benefits which the Executive would be entitled in the event of a termination of his employment by the Corporation for Cause. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than termination due to death or Disability and other than termination for Good Reason as provided below.

     6.5 No Mitigation; No Offset. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payment, or liquidated damages, or both, and are not in the nature of a penalty.

     6.6 Notice of Termination. Any termination of the Executive's employment under this Section 6 requiring advance written notice shall be communicated by a notice of termination to the other party hereto given in accordance with Section 10.3 of this Agreement (the "Notice of Termination").

     6.7 Statements by the Executive. Subject to the requirements of any applicable securities or other laws, the Executive agrees that during and after the Term of Employment, he shall not at any time make any statement or representation, written or oral, which the Executive knows is false and will materially and adversely affect the reputation or goodwill of the Corporation or Subsidiary.

     6.8 Termination by Executive for Good Reason. If the Executive voluntarily terminates his employment for Good Reason, then such termination shall be deemed to be a termination by the Corporation without Cause, and the Executive shall have all the rights set forth in Section 6.3. For purpose of this Agreement, Good Reason means the occurrence of the following:

          6.8.1 The Executive is not elected to the Board of Directors within 60 days of the date of this Agreement, or if so elected, the

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               Executive is subsequently removed from the Board or not
               re-elected.

     7. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 8.4 of this Agreement or otherwise, any disputes arising under or in connection with this Agreement, including, without limitation, any assertion by any party hereto that the other party has breached any provision of this Agreement, shall be resolved by arbitration, to be held in Fort Wayne, Indiana, in accordance with the rules and procedures of the American Arbitration Association. The obligation of the Corporation and the Executive under this Section 7 shall survive the termination for any reason of the Term of Employment (whether such termination is by the Corporation, by the Executive or upon the expiration of the Term of Employment).

     8.   Confidential Information and Noncompetition.
          -------------------------------------------

          8.1 Confidential Information. The Executive shall not, during the Term of Employment and at any time thereafter, without the prior express written consent of the Board, directly or indirectly, use any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity (other than in connection with the performance by Executive of his duties and responsibilities under this Agreement). The Executive shall also immediately notify the Board if he becomes aware of any unauthorized use or disclosure of any Confidential Information by any third party, and the Executive agrees to cooperate fully in any attempts or efforts by the Corporation or any Affiliate to obtain any relief or remedy in respect of such unauthorized use or disclosure. The Executive agrees that he shall not make any copies of any kind of any document, computer software or other writing or recording containing any Confidential Information without the prior approval of the Board (other than when required to do so in good faith to perform the Executive's duties and responsibilities under this Agreement or when required to do so by a lawful order of a court of competent jurisdiction). Upon written request by the Corporation, and after termination of his employment, the Executive shall also proffer to the Board's designee, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing any Confidential Information that are in the

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               Executive's actual possession or which are subject to his control at such time. In addition, the Executive shall at all times use his best efforts carefully to safeguard any Confidential Information in the Executive's possession or under his control. For purposes of this Agreement, "Confidential Information" shall mean all information respecting the business and activities of the Corporation and/or any Subsidiary, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware of computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Corporation and/or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive's breach of any portion of this Section 8.1 or any other obligation the Executive owes to the Corporation and/or any Affiliate) or information which is available from a third party not under any duty of confidentiality to the Corporation.

          8.2 Noncompetition. The Executive, if his employment with the Corporation is terminated by the Corporation for any reason or by the Executive voluntarily, shall not, during the Term of Employment and for 18 months after the date of termination, directly or indirectly (a) engage, without the prior express written consent of the Corporation, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any business, activity, person or entity, if such business, activity, service, person or entity, directly or indirectly, competes in any material manner with any product, service or other business of the Corporation of any Subsidiary engaged in, or which is in production, distribution or development, as of the date of termination, and/or
               (b) meaningfully assist, help or otherwise support, without the prior express written consent of the Corporation, any person, business, corporation, partnership or other entity or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder of in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity if such business or activity directly or indirectly, competes (or is reasonably likely to compete)

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               in any manner with any significant business or activity of the
               Corporation of any Subsidiary.

          8.3 Nonsolicitation. The Executive, if his employment with the Corporation is terminated by the Corporation for any reason, shall not, directly or indirectly, during the Term of Employment and for 18 months after the date of termination (a) take any action to solicit or divert any business (or potential business) or clients or customers (or potential clients or potential customers) away from the Corporation or any Subsidiary,
               (b) induce customers, potential customers, clients, potential clients, suppliers, agents or other persons under contract or otherwise associated or doing business with the Corporation or any Affiliate to terminate, reduce or alter any such association of business or business with or from the Corporation or any Subsidiary, and/or (c) induce any person in the employment of the Corporation or any Subsidiary or any consultant to the Corporation or any Subsidiary to (i) terminate such employment, or consulting arrangement, (ii) accept employment, or enter into any consulting arrangement, with anyone other than the Corporation or any Subsidiary, and/or (iii) interfere with the customers, suppliers, or clients of the Corporation or any Subsidiary in any manner or the business of the Corporation or any Subsidiary in any manner. For purposes of this Section 8.3, a "potential client" or a "potential customer" shall mean a person or entity that the Corporation or any Subsidiary (A), as of the date the Executive's employment terminates, is, or will be in the reasonably foreseeable future, soliciting or considering soliciting (or has targeted for solicitation, or will be so targeting in the reasonably foreseeable future), and/or (B) has, at any time or from time to time, within the 12 month period prior to the date of the Executive's employment terminates, been soliciting for or in respect of any current, actively pending or contemplated produce lines, businesses, or services offered by the Corporation or any Affiliate, including, without limitation, any licensing arrangements, manufacturing arrangements, and/or distribution arrangements (the "Products"), and "potential business" shall mean any current or reasonably foreseeable commercial activity or any current or reasonably foreseeable commercial opportunities associated in any way with the Products.

          8.4 Injunctive Relief. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 8 of this Agreement. The Executive agrees that the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of

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                    this Section 8, and to specific performance of each of the terms of such Section in addition to any other legal and equitable remedies that the Corporation may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this
                    Section 8, raise the defense that the Corporation has an adequate remedy at law.

               8.5  Special Severability. The terms and provisions of this
                    Section 8 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Executive's future employment imposed by this Section 8 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 8 unreasonable in duration or geographic scope or otherwise, the Executive and the Corporation agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

            9. Successors.

               9.1 The Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, interstate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

               9.2 The Corporation. This agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

              10.0  Miscellaneous.

              10.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to principles of conflict of law.

              10.2 Amendments/Waiver. This Agreement may not be amended waives, or modified otherwise than by a written agreement executed by the

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                    parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

               10.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:

                        John Hamilton

                    If to the Corporation:

                        Tokheim Corporation
                        ATTN: General Counsel
                        10501 Corporate Drive
                        Fort Wayne, IN 46845

                    Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

               10.4 Withholding. The Corporation may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               10.5 Severability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               10.6 Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

               10.7 Entire Agreements. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings,

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                    discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto, including, but not limited to, the Original Employment Agreement and the Option Agreement.

              10.8 Representation. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

              10.9 Survivorship. The respective rights and obligations of the parties to this Agreement shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

              10.10 Indemnification. To the fullest extent permitted by law, the
                    Corporation shall indemnify and hold the Executive harmless with respect to claims, suits, judgments, investigations, and proceedings (including all reasonable attorneys fees) arising out of or related to the Executive's status or activities as an employee, officer or director of the Corporation or any Affiliate or Subsidiary, provided that indemnification is conditioned upon the Executive having acted in good faith with respect to the events giving rise to the claim for indemnification. This Section 10.10 does not limit the rights the Executive may have under the Corporation's Bylaws or Articles of Incorporation or under law.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       TOKHEIM CORPORATION


                                       By: /s/ W.E. Redmond, Jr.
                                           -------------------------------------
                                           Name:  W.E. Redmond, Jr.
                                           TItle: Director--Tokheim Comp
                                                  Committee Chair

                                           /s/ John Hamilton
                                           -------------------------------------
                                           John Hamilton

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